As filed with the Securities and Exchange Commission on January 8, 2007
Registration No. 333-128108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Post-Effective Amendment No. 1 to Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

OSG America, Inc.

(formerly known as Maritrans Inc.)

(Exact name of Registrant as Specified in Its Charter)
_______________________________

Delaware	51-0343903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Two Harbour Place
302 Knights Run Avenue,
Suite 1200
Tampa, FL 33602
(813) 209-0600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_____________________________

Jonathan P. Whitworth
OSG America, Inc.
Two Harbour Place
302 Knights Run Avenue,
Suite 1200
Tampa, FL 33602
(813) 209-0600
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)
____________________________

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐ _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On September 6, 2005, OSG America, Inc., a Delaware corporation, formerly known as Maritrans Inc. (“OSG America”), filed a registration statement on Form S-3 (Registration No. 333-128108) (the “Registration Statement”), as amended by amendment No. 1 filed on October 13, 2005, with the U.S. Securities and Exchange Commission, to register $450,000,000 of common stock and debt securities.

On November 28, 2006, pursuant to an Agreement and Plan of Merger, dated as of September 25, 2006, among OSG America, Overseas Shipholding Group, Inc., a Delaware corporation (“OSG”), and Marlin Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OSG (“Merger Sub”), Merger Sub merged with and into OSG America, and OSG America became a wholly-owned subsidiary of OSG (the “Merger”). OSG America intends to file a certification and notice of termination on Form 15 with respect to its common stock.

As a result of the Merger, OSG America has terminated all offerings of OSG America securities pursuant to its existing registration statements, including the Registration Statement. Pursuant to the undertaking made by OSG America in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, OSG America is filing this post-effective amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 8, 2007.

OSG America, Inc.

By:	/s/ Jonathan P. Whitworth
Jonathan P. Whitworth
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan P. Whitworth Jonathan P. Whitworth	President and Director (Principal Executive Officer)	January 8, 2007
/s/ Morten Arntzen Morten Arntzen	President and Chief Executive Officer	January 8, 2007
/s/ Myles R. Itkin Myles R. Itkin	Senior Vice President and Director	January 8, 2007
/s/ Jerry Miller Jerry Miller	Treasurer (Principal Financial and Accounting Officer)	January 8, 2007

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